EXHIBIT 99B.5

SELECTED PROPORTIONATE DATA (UNAUDITED) (1)     U S WEST MEDIA GROUP

				  Cable and
			      Telecommunications        Wireless
Dollars in millions          Domestic (2)   Int'l   Domestic   Int'l
- - ------------------------   ------------ --------  ---------- -------
QTR Ended
March 31, 1996

Revenues                           $691      $61       $240      $88
EBITDA                              165       (9)        69        1
Net income (loss)                    (3)     (37)        17      (24)

Subscribers/advertisers
 (thousands)                      2,929      625      1,437      334


QTR Ended
March 31, 1995

Revenues                           $576      $24       $167      $60
EBITDA                              124      (11)        51      (12)
Net income (loss)                   (18)     (11)        15      (28)

Subscribers/advertisers
 (thousands)                      2,422      231        885      205














<F1>
(1) Proportionate data reflects the Media Group's relative ownership interest in revenues and EBITDA for both its consolidated and equity method entities. Proportionate data is not required by GAAP or intended to replace the Combined Financial Statements prepared in accordance with GAAP.
<F2>
(2) Includes the Media Group's 25.51 percent pro-rata priority and residual equity interests in reported TWE results.

SELECTED PROPORTIONATE DATA (UNAUDITED) (1)    U S WEST MEDIA GROUP

				 Directory &         Corp
			     Information Services     &
Dollars in millions           Domestic    Int'l      Other    Total
- - -----------------------      ---------- ---------  --------  -------
QTR Ended
March 31, 1996
Revenues                           $271      $32         $3   $1,386
EBITDA                              117       (4)        (9)     330
Net income (loss)                    66       (7)        (9)       3

Subscribers/advertisers
 (thousands)                        482      282          -    6,089


QTR Ended
March 31, 1995

Revenues                           $258      $14         $8   $1,107
EBITDA                              109       (4)         6      263
Net income (loss)                    62       (4)        (1)      15

Subscribers/advertisers
 (thousands)                        470      150          -    4,363










<F1>
(1) Proportionate data reflects the Media Group's relative ownership interest in revenues and EBITDA for both its consolidated and equity method entities. Proportionate data is not required by GAAP or intended to replace the Combined Financial Statements prepared in accordance with GAAP.